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                                                                   EXHIBIT 10.16
                            CONTRIBUTION AGREEMENT


          This CONTRIBUTION AGREEMENT ("AGREEMENT") is made as of this 31st day of July, 1997 between MJD Partners, L.P., a Delaware limited partnership ("PARTNERS"), and MJD Communications, Inc., a Delaware corporation (the "CORPORATION").

                                   RECITALS:

          WHEREAS, pursuant to the Contribution Agreement dated as of the date hereof among Meyer Haberman, Jack H. Thomas, Eugene B. Johnson, Bugger Associates, Inc. and Partners, Partners became the owner of the subordinated promissory notes (the "NOTES") of the Corporation listed on Schedule A hereto;

          WHEREAS, Partners is a stockholder of the Corporation and desires to contribute to the Corporation all of its right, title and interest in the Notes in a transaction to be treated as a nontaxable contribution to capital pursuant to the Internal Revenue Code of 1986, as amended (the "CODE").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto agree as follows:

                                  AGREEMENTS:

          1.   Contribution of Notes.  Partners shall contribute, transfer and
               ---------------------
assign to the Corporation all of Partners' right, title and interest in and to each Note listed on Schedule A attached hereto, free and clear of all restrictions, liens, security interests and other encumbrances.

          2.   Payment of Accrued Interest.  Partners acknowledges and agrees
               ---------------------------
that all accrued and unpaid interest on the Notes was paid to the original holders thereof on the Closing Date (as hereinafter defined).

          3.   Closing.  The closing (the "CLOSING") of the transactions
               -------
contemplated by this Agreement shall occur on the date (the "CLOSING DATE") and at the location of the closing of the transactions contemplated by the Stock Purchase Agreement dated as of March 6, 1997 by and among
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the Corporation, Partners, Carousel Capital Partners, L.P., Kelso Investment
Associates V, L.P. and Kelso Equity Partners V, L.P. The following actions shall be deemed to occur simultaneously at the Closing:

               (a) Partners shall deliver to the Corporation such instruments and agreements as may be appropriate, in each case duly executed by Partners, contributing, assigning and transferring to the Corporation all of Partners' right, title and interest in and to the Notes, free and clear of all restrictions, liens, security interests and other encumbrances; and

               (c) The Corporation shall execute and deliver such other instruments and agreements as may be appropriate, in each case duly executed by the Corporation.

          4.   Representations and Warranties of the Corporation.  The
               -------------------------------------------------
Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation and is enforceable against the Corporation in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and to general principles of equity. The performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby do not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Corporation pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Corporation, any contract or other agreement to which the Corporation is a party or by which the Corporation or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or governmental agency or body applicable to the business or properties of the Corporation, except for any such breach, violation, default, termination, acceleration or conflict which would not have a material adverse effect on the

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business, financial condition, properties, assets or results of operations (a
"Material Adverse Effect") of the Corporation and its subsidiaries, taken as a whole.

          5.   Representations and Warranties of Partners Partners has all
               ------------------------------------------
requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed by Partners and constitutes the valid and binding obligation of Partners, enforceable against Partners in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws and court decisions now or hereafter in effect relating to or affecting creditors' rights and remedies generally and to general principles of equity. The performance by Partners of this Agreement and the consummation of the transactions contemplated hereby do not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Partners pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under the certificate of limited partnership or the agreement of limited partnership of Partners, any contract or other agreement to which Partners is a party or by which Partners or any of its properties is bound or affected, or violate or conflict with any law, judgment, ruling, decree, order, statute, rule or regulation applicable to Partners, except for any such breach, violation, default or conflict which would not have a Material Adverse Effect on Partners.

          6.   Tax Representation and Warranty of Partners.
               -------------------------------------------
Partners represents and warrants to the Corporation that its adjusted basis in each Note for federal income tax purposes equals the outstanding principal balance of such Note. This representation and warranty shall not survive the closing.

          7.   Nontaxable Contribution to Capital.  The parties hereto hereby
               ----------------------------------
acknowledge and agree that they intend for the transactions contemplated by this agreement to constitute a nontaxable contribution to capital pursuant to Section 118 of the Code.

          8.   Counterparts; Further Assurances.  This Agreement may be executed
               --------------------------------
in counterparts. The parties agree to execute such documents, stock powers and instruments of assignment as may be necessary or expedient to carry out the transactions contemplated by this Agreement.

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          9.   Miscellaneous.  This Agreement shall be governed by the laws of
               -------------
the State of New York without regard to the principles of conflicts of law thereof.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above set forth.

                               MJD COMMUNICATIONS, INC.


                               By:___________________________
                               Title:________________________
                               Print Name:___________________

                               MJD PARTNERS, L.P.
                               by MJD Partners, Inc.
                               its general partner


                               By:___________________________
                               Title:________________________
                               Print Name:___________________

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                                  SCHEDULE A

                         SUBORDINATED PROMISSORY NOTES


Meyer Haberman
--------------

1) Subordinated Promissory Note dated as of April 30, 1993 in the principal amount of $187,500

2) Subordinated Promissory Note dated as of May 31, 1993 in the principal amount of $45,657.89

Jack H. Thomas
--------------

1) Subordinated Promissory Note dated as of April 30, 1993 in the principal amount of $165,000

2) Subordinated Promissory Note dated as of May 31, 1993 in the principal amount of $40,178.95

3) Subordinated Promissory Note dated as of December 7, 1993 in the principal amount of $22,500

Eugene B. Johnson
-----------------

1) Subordinated Promissory Note dated as of April 30, 1993 in the principal amount of $60,000

2) Subordinated Promissory Note dated as of May 31, 1993 in the principal amount of $14,610.53

3) Subordinated Promissory Note dated as of December 7, 1993 in the principal amount of $15,000

Bugger Associates, Inc.
-----------------------

1) Subordinated Promissory Note dated as of April 30, 1993 in the principal amount of $300,000

2) Subordinated Promissory Note dated as of May 31, 1993 in the principal amount of $73,052.63